UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 30, 2007

LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(401) 454-2880

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 30, 2007, pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) between LIN Television Corporation, a Delaware corporation (“LIN”) and InterMedia Partners VII, L.P., a Delaware limited partnership (“InterMedia”), LIN completed the sale of all of the outstanding capital stock (the “Shares”) of WAPA America, Inc., a Delaware corporation, S&E Network, Inc., a Puerto Rico corporation, and LIN Television of San Juan, Inc., a Delaware corporation, to InterMedia. Total proceeds received by LIN from the sale of the Shares, subject to a final post-closing adjustment, were $130 million.
     The foregoing description of the transaction does not purport to be a complete statement of the parties’ rights under the Purchase Agreement, and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 to LIN’s Current Report on Form 8-K filed with the SEC on October 18, 2006. A copy of the press release announcing the closing of the transaction is filed with this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated March 30, 2007 announcing the closing of the transaction.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.

Date: April 2, 2007	By:	/s/ William A. Cunningham

	Name:	William A. Cunningham
	Title:	Vice President and Controller